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                                                                      EXHIBIT 12


                              PAGING NETWORK, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)
                                   (UNAUDITED)


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                                                                    THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                         JUNE 30,                         JUNE 30,
                                                              -----------------------------     ----------------------------
                                                                  1997             1998             1997             1998
                                                              -----------      -----------      -----------      -----------
Earnings:
     Loss before extraordinary item .....................     $   (31,963)     $   (15,619)     $   (69,277)     $  (107,991)
     Fixed charges, less interest capitalized ...........          44,376           43,119           87,836           86,421
                                                              -----------      -----------      -----------      -----------
          Earnings ......................................     $    12,413      $    27,500      $    18,559      $   (21,570)
                                                              ===========      ===========      ===========      ===========

Fixed charges:
     Interest expense, including interest capitalized ...     $    39,767      $    40,347      $    78,122      $    80,592
     Amortization of deferred financing costs ...........           1,859            1,103            4,330            2,215
     Interest portion of rental expense .................           5,750            6,366           11,384           12,890
                                                              -----------      -----------      -----------      -----------
          Fixed charges .................................     $    47,376      $    47,816      $    93,836      $    95,697
                                                              ===========      ===========      ===========      ===========

Ratio of earnings to fixed charges ......................              --               --               --               --
                                                              ===========      ===========      ===========      ===========

Deficiency of earnings available to cover
 fixed charges ..........................................     $   (34,963)     $   (20,316)     $   (75,277)     $  (117,267)
                                                              ===========      ===========      ===========      ===========

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